As filed with the Securities and Exchange Commission on January 29, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

L BRANDS, INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	31-1029810
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Three Limited Parkway

Columbus, Ohio, 43230

(614) 415-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shelley Milano

General Counsel

L Brands, Inc.

Three Limited Parkway

Columbus, Ohio, 43230

(614) 415-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Deanna L. Kirkpatrick, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*	Includes certain subsidiaries of L Brands, Inc. identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.50 par value
Preferred Stock, $1.00 par value
Depositary Shares
Debt Securities
Guarantees of Debt Securities(2)
Warrants
Purchase Contracts
Units
Total

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Bath & Body Works Brand Management, Inc.	Delaware	5600	52-2450868
Bath & Body Works Direct, Inc.	Delaware	5600	20-3048392
Bath & Body Works, LLC	Delaware	5600	52-2455381
beautyAvenues, LLC	Delaware	5600	52-2450857
Intimate Brands, Inc.	Delaware	5600	51-0346269
Intimate Brands Holding, LLC	Delaware	5600	90-0648718
L Brands Direct Fulfillment, Inc.	Delaware	5600	52-2450847
L Brands Service Company, LLC	Delaware	5600	31-1048997
L Brands Store Design & Construction, Inc.	Delaware	5600	31-1301070
La Senza, Inc.	Delaware	5600	01-0960215
Mast Industries, Inc.	Delaware	5600	04-2468696
Victoria’s Secret Direct Brand Management, LLC	Delaware	5600	52-2450873
Victoria’s Secret Stores Brand Management, Inc.	Delaware	5600	52-2450861
Victoria’s Secret Stores, LLC	Delaware	5600	54-2170171

*	The address, including zip code, and telephone number, including area code, of each Registrant’s principal executive offices is Three Limited Parkway, Columbus, Ohio 43230, Tel. (614) 415-7000.

PROSPECTUS

L BRANDS, INC.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

This prospectus relates to common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that we may sell from time to time in one or more offerings. The debt securities may be guaranteed by one or more subsidiaries identified in this prospectus on terms to be determined at the time of an offering. This prospectus will allow us to issue securities over time.

We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “LB.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. See “Risk Factors” beginning on page 5 of this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2016

In this prospectus the terms “L Brands,” “we,” “us,” “our” and the “Company” refer to L Brands, Inc.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provided no assurance as to the reliability or, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. Such reports and other information filed by us may be inspected and copied at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549. For further information about the public reference room, call 1-800-SEC-0330. The SEC also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, and such website is located at http://www.sec.gov.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

L Brands, Inc.

Investor Relations Department

Three Limited Parkway

Columbus, Ohio 43230

INCORPORATION OF DOCUMENTS BY REFERENCE

This document incorporates by reference the documents set forth below. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) on or after the date of this prospectus:

•	Annual Report on Form 10-K for the year ended January 31, 2015;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended May 2, 2015, August 1, 2015 and October 31, 2015;

•	Current Reports on Form 8-K filed on May 26, 2015 (with respect to Items 5.02 and 5.07 only) and as furnished on June 19, 2015 (with respect to Item 7.01 only); and

•	Definitive Proxy Statement on Form 14A filed on April 10, 2015.

FORWARD-LOOKING STATEMENTS

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this prospectus or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this prospectus or otherwise made by our company or our management:

•	general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

L BRANDS, INC.

L Brands, Inc., through Victoria’s Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. We operate 3,003 company-owned specialty stores in the United States, Canada and the United Kingdom, and our brands are sold in more than 700 additional noncompany-owned locations worldwide. Our products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

L Brands, Inc. was re-incorporated as The Limited, Inc. under the laws of Delaware in 1982 and changed its name to L Brands, Inc. in March 2013. Our principal executive offices are located at Three Limited Parkway, Columbus, Ohio 43230. Our Investor Relations telephone number is 614-415-7786. Internet users can obtain information about L Brands at www.lb.com. However, the information on our website, the Victoria’s Secret website, the Bath & Body Works website, the Henri Bendel website and the La Senza website is not a part of this prospectus.

THE GUARANTORS

L Brands, Inc. is a holding company and its most significant assets are the stock of its subsidiaries. The guarantors of the debt securities offered hereunder may include the following companies, each of which is a direct or indirect subsidiary of L Brands, Inc.:

•	Bath & Body Works Brand Management, Inc.

•	Bath & Body Works Direct, Inc.

•	Bath & Body Works, LLC

•	beautyAvenues, LLC

•	Intimate Brands, Inc.

•	Intimate Brands Holding, LLC

•	L Brands Direct Fulfillment, Inc.

•	L Brands Service Company, LLC

•	L Brands Store Design & Construction, Inc.

•	La Senza, Inc.

•	Mast Industries, Inc.

•	Victoria’s Secret Direct Brand Management, LLC

•	Victoria’s Secret Stores Brand Management, Inc.

•	Victoria’s Secret Stores, LLC

RISK FACTORS

Investing in our securities may involve risks. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference into this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” beginning of page 6 of our Annual Report on Form 10-K filed for the year ended January 31, 2015, which is incorporated by reference into this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, which could include capital expenditures, dividends and share repurchases.

RATIOS OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratios of earnings to fixed charges for the periods indicated.

For the Thirty-Nine Weeks Ended	For the Fiscal Years Ended
October 31, 2015	January 31, 2015	February 1, 2014	February 2, 2013	January 28, 2012	January 29, 2011
3.8x	4.7x	4.5x	4.1x	4.5x	4.8x

For the purpose of calculating the ratios of earnings to fixed charges, we calculate earnings by adding fixed charges and distributions from equity method investees, net of income or losses from equity method investees, to pre-tax income from continuing operations before noncontrolling interests in consolidated subsidiaries and cumulative effect of changes in accounting principle. Fixed charges include total interest and a portion of rent expense, which we believe is representative of the interest factor of our rent expense. Interest associated with income tax liabilities is excluded from our calculation.

Pre-tax income includes the effect of the following special items:

In the thirty-nine weeks ended October 31, 2015, a $78 million gain related to the divestiture of our remaining ownership interest in our third-party apparel sourcing business.

In the fiscal year ended February 2, 2013, a $93 million impairment charge related to goodwill and other intangible assets for our La Senza business; a $27 million impairment charge related to long-lived stores assets for our Henri Bendel business; $14 million of expense associated with the store closure initiative at La Senza; and a $13 million gain related to $13 million in cash distributions from certain of our investments in Easton, a 1,300 acre planned community in Columbus, Ohio that integrates office, hotel, retail, residential and recreational space.

In the fiscal year ended January 28, 2012, a $232 million impairment charge related to goodwill and other intangible assets for our La Senza business; a $111 million gain related to the divestiture of 51% of our third-party apparel sourcing business; $163 million of expense related to the charitable contribution of our remaining shares of Express, Inc. to The Limited Brands Foundation; $24 million of restructuring expenses at La Senza; a $147 million gain related to the charitable contribution of our remaining shares of Express, Inc. to The Limited Brands Foundation; and an $86 million gain related to the sale of Express, Inc. common stock.

In the fiscal year ended January 29, 2011, a $52 million gain related to the initial public offering of Express including the sale of a portion of our shares; a $49 million gain related to a $57 million cash distribution from Express; a $45 million gain related to the sale of Express stock; a $25 million loss associated with the early retirement of portions of our 2012 and 2014 notes; a $20 million gain associated with the sale of our remaining 25% ownership interest in Limited Stores; and a $7 million gain related to a dividend payment from Express.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our capital stock is not meant to be complete and is qualified by reference to our restated certificate of incorporation (“certificate of incorporation”) and our amended and restated bylaws (“bylaws”), copies of which have been filed with the SEC and are incorporated herein by reference, and applicable provisions of law. See “Where You Can Find More Information.”

Authorized Capital Stock

Under our certificate of incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock with $0.50 par value and 10,000,000 shares of preferred stock with $1.00 par value. Neither class of capital stock has preemptive or preferential rights of subscription for any shares of our common stock or other securities.

On October 31, 2015, there were approximately 291 million outstanding shares of our common stock and no outstanding shares of our preferred stock. On October 31, 2015, there were employee stock options and restricted stock awards outstanding to issue approximately $11 million shares of our common stock.

Common Stock

The outstanding shares of common stock are, and any shares of common stock issued will be, duly authorized, validly issued, fully paid and nonassessable. There are no restrictions on the alienability of shares of our common stock, and there are no sinking fund provisions for the redemption or purchase of shares of our common stock. The rights of holders of shares of our common stock may be modified by the rights of holders of preferred stock, amendments to our certificate of incorporation and Delaware corporate law.

Our common stock is listed on the New York Stock Exchange under the symbol “LB.”

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.

Dividend Rights

Subject to the rights of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor.

Rights upon Liquidation or Dissolution

In the event of liquidation or dissolution, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preferential, preemptive, conversion or redemption rights.

Preferred Stock

Serial Preferred Stock

Under our certificate of incorporation, without further stockholder action, our Board of Directors is authorized to provide for the issuance of up to 10,000,000 shares of preferred stock without any further approval from our shareholders. Preferred stock may be issued in one or more series, with such designations of titles, number of shares to comprise each series, dividend rates, any redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding-up of L Brands, Inc., any sinking fund provisions, any conversion provisions, any voting rights and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions as shall be set forth as and when established by our Board of Directors.

The shares of any series of serial preferred stock will be, when issued, fully paid and nonassessable and the holders will have no preemptive rights in connection with the preferred stock.

Blank Check Preferred Stock

Under our certificate of incorporation, our Board of Directors has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such class or series, including the dividend rights, voting rights, the rights and terms of redemption, the rights and terms of conversion, liquidation preferences, the number of shares constituting any such class or series and the designation of such class or series. Acting under this authority, our Board of Directors could create and issue a class or series of preferred stock with rights, privileges or restrictions, and adopt a stockholder rights plan having the effect of, discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquirer to obtain control of L Brands, Inc. by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of L Brands, Inc. without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.

Certain Anti-Takeover Effects

Classified Board

Our certificate of incorporation provides that our Board of Directors are divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors are elected each year. The holders of preferred stock may be granted the right to elect a specified number of directors without any vote of the holders of shares of our common stock. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board but must consist of not less than six or more than fifteen directors.

Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any such nomination, if not made by the Board of Directors, must be made by notice in writing to our Secretary and must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of our stock that are beneficially owned by each such nominee. Such notice must be delivered or mailed by first class U.S. mail, postage prepaid, not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors unless less than 21 days’ notice of the meeting is given to shareholders, in which case the notice must be so delivered or mailed not later than the seventh day following the day on which notice of the meeting was mailed to shareholders.

Removal of Directors

Under the Delaware General Corporation Law (the “DGCL”), unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause and only by the holders of a majority of the shares entitled to vote thereon, unless the certificate of incorporation provides otherwise. Subject to certain exceptions with respect to directors who may, in certain circumstances, be elected by holders of shares of preferred stock, voting as a class, our certificate of incorporation and bylaws provide that directors may be removed only (i) for cause, (ii) at an annual meeting or special meeting of shareholders called for that purpose and upon the affirmative vote of the holders of at least 75% of the votes of the outstanding shares of our common stock entitled to be cast in the election of directors. In addition, our certificate of incorporation provides that any vacancies on our Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors, even if the number of directors voting would not constitute a quorum.

Supermajority Provisions

The DGCL provides that a certificate of incorporation may be amended by a majority of shares entitled to vote thereon, unless the certificate of incorporation otherwise provides or the amendment relates to a provision requiring a greater vote. generally that the affirmative vote of the holders of a majority of the outstanding shares of a company’s common stock entitled to vote is required to amend a company’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in the certificate of incorporation may be amended only by a vote of 75% or more of the votes of the outstanding shares of our common stock entitled to vote thereon:

•	amendment of bylaws by shareholders;

•	classified board;

•	the requirement that shareholder action be taken at annual or special meetings;

•	the requirement for a 75% vote in certain mergers and other corporate reorganizations and dissolution;

•	certain matters to be considered by the Board of Directors in evaluating certain offers by third parties; and

•	restrictions on removal of directors.

Our certificate of incorporation grants our Board of Directors the authority to amend our bylaws without a stockholder vote in any manner that is consistent with the laws of the State of Delaware and our certificate of incorporation.

Certain Business Combinations and Transactions

Our certificate of incorporation provides that the affirmative vote of 75% or more of the outstanding shares of our common stock entitled to vote thereon is required for the approval of any proposal of certain business transactions with related corporations. A “related corporation” is any corporation that, along with its affiliates, singly or in the aggregate, directly or indirectly the beneficial owners of more than 5% of the outstanding shares of any class of stock entitled to vote in the election of directors (the “Voting Shares”).

This provision does not apply to a reorganization approved by the Board of Directors prior to acquisition of the beneficial ownership of 5% of the outstanding shares by the other corporation or its affiliates, nor would it apply to a reorganization with one of our subsidiaries having substantially identical charter provisions or a reorganization with a party (or an affiliate of a party) who is a 10% beneficial owner at the time of the merger.

Our certificate of incorporation provides that certain business combinations with any entity that beneficially owns 20% or more of the Voting Shares (an “Interested Person”) will require for its approval the affirmative vote of 75% or more of the Voting Shares held by stockholders other than the Interested Person.

This provision does not apply if two-thirds of the disinterested directors approved either the business combination or the acquisition of the Voting Shares which caused the Interested Person to own 20% or more of the Voting Shares. This provision also does not apply to any business combination where two-thirds of the disinterested directors determine the consideration per share to be received by holders of the Voting Shares in connection with the business combination to be not less than the highest price per share paid by the Interested Person in acquiring the Voting Shares.

Delaware Business Combination Statute

Section 203 of the DGCL is applicable to us and restricts certain transactions and “business combinations” between a corporation and a 15% stockholder for a period of three years after the date of the transaction in which the stockholder acquires 15% or more of the company’s outstanding stock unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Registrar and Transfer Agent

A register of holders of our shares of common stock is maintained by American Stock Transfer, who serves as registrar and transfer agent.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of a depositary agreement and the related depositary receipts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any depositary agreement and the related depositary receipts that we may offer under this prospectus, we will describe the particular terms of any depositary agreement and the related depositary receipts in more detail in the applicable prospectus supplement. The terms of any depositary agreement and the related depositary receipts offered under a prospectus supplement may differ from the terms described below.

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the depositary agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering.

We will describe the material terms of the depositary agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the depositary agreement and related depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities and any related guarantees that we may offer under this prospectus. While the terms we have summarized below will apply generally to any debt securities and related guarantees that we may offer under this prospectus, we will describe the particular terms of any debt securities and related guarantees in more detail in the applicable prospectus supplement. The terms of any debt securities and related guarantees offered under a prospectus supplement may differ from the terms described below.

We will issue senior debt securities under an indenture to be entered into between us and U.S. Bank National Association, as trustee (the “Senior Debt Indenture”). We will issue subordinated debt securities under an indenture to be entered into between us and U.S. Bank National Association, as trustee (the “Subordinated Debt Indenture”). Copies of each indenture are filed as exhibits to the registration statement to which this prospectus relates. The following summary of the indentures does not purpose to be complete and is subject to, and qualified in its entirety by reference to, the indentures. Numerical references in parentheses below are to sections in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, we intend that these sections or defined terms shall be incorporated herein by reference.

General

The debt securities will be unsecured general obligations of L Brands, Inc. and will constitute either senior or subordinated debt of L Brands, Inc. If so provided in a prospectus supplement or term sheet, the debt securities will have the benefit of the guarantees from the guarantors named therein. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the guarantees.

As a holding company, our principal source of funds is dividends and advances from subsidiaries. Our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or reorganization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that L Brands, Inc. may itself be a creditor with allowable claims against the subsidiary.

Each indenture provides that debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture, officers’ certificate or resolution of our Board of Directors, any duly authorized committee of the Board of Directors or any committee of officers or other representatives of L Brands, Inc. duly authorized by the Board of Directors for this purpose.

Each indenture provides L Brands, Inc. with the ability to “reopen” a previous issue of a series of debt securities and to issue additional debt securities of such series. The indentures do not limit or otherwise restrict the amount of indebtedness which may be issued in accordance with it or that may otherwise be issued by us or any of our subsidiaries. (Sections 301 and 1301)

The indentures do not contain any covenants or provisions that would afford holders of debt securities protection in the event of a highly-leveraged transaction, reorganization, restructuring or similar transaction.

You should refer to the prospectus supplement relating to a particular series of debt securities for the terms of those debt securities, including, where applicable:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and denominations of the debt securities;

•	the price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•	the date or dates of maturity;

•	the currency or currencies in which the relevant debt securities are being sold and in which the principal of, premium if any, or interest on these debt securities will be payable and, if the holders of any of these debt securities may elect the currency in which payments according to such debt securities are to be made, the manner of the election;

•	the annual rate or rates (which may be fixed, variable or zero) at which the relevant debt securities will bear interest;

•	the date from which the interest on the relevant debt securities will accrue, the dates on which this interest will be payable and the date on which payment of this interest will commence;

•	provisions relating to the deferral of interest payments or extension of interest payments on the subordinated debt securities, including the duration of any such deferral or extension period and the maximum period during which interest payments may be deferred or extended and any provisions relating to the obligations of the Company or limitations on claims of holders with respect to deferred interest;

•	if the amount of payments of principal and premium, if any, or any interest may be determined with reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which these amounts shall be determined;

•	if the amount of payments of principal and premium, if any, or any interest may be determined with reference to an index based on the prices of securities or commodities, with reference to changes in the prices of particular securities or commodities or otherwise by application of a formula, the manner in which this amount shall be determined;

•	the dates on which and the price or prices at which the relevant debt securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any optional redemption or required repayment;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether the subordinated debt securities will be convertible or exchangeable into shares of common stock or preferred stock, or any of our other capital stock, or any capital stock of any other issuer, cash, or any other property, or any combination of the foregoing, the terms on which such subordinated debt securities are convertible and any requirements relating to the reservation of such shares of common stock or preferred stock for purposes of conversion;

•	any listing of debt securities on any securities exchange;

•	whether and the extent that debt securities shall be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

•	the terms of any debt warrants offered together with the relevant debt securities; and

•	any other specific terms of or matters relating to the relevant debt securities.

The debt securities will be issuable only in fully registered form without coupons or in the form of one or more global securities, as described below under “Global Securities.” Unless the prospectus supplement specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of U.S. $1,000 and any integral multiple of this amount. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the authorized denominations. (Sections 301 and 302)

Holders of debt securities (other than global securities) may present them for transfer (with the form of transfer endorsed thereon duly executed) or exchange for other debt securities of the same series at the office of any transfer agent or such other agency as may be designated by L Brands, Inc. without service charge and upon payment of any taxes and other governmental charges as described in the indenture. (Section 305)

Global Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by a depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 303) The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Limitations on Liens under the Senior Debt Indenture

We have agreed under the Senior Debt Indenture that we will not, and will not permit any subsidiary (as defined below) to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of voting stock (as defined below) of any significant subsidiary (as defined below), whether such voting stock is now owned or is hereafter acquired, without providing that each series of senior debt securities issued under such indenture (together with, if we shall so determine, any other indebtedness or obligations of L Brands, Inc. or any subsidiary ranking equally with such senior debt securities and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of voting stock of any corporation at the time it becomes a significant subsidiary. (Section 504)

The term “subsidiary” means any corporation of which securities entitled to elect at least a majority of the corporation’s directors shall at the time be owned, directly or indirectly, by us or one or more other subsidiaries, or by us and one or more other subsidiaries. (Section 101)

The term “significant subsidiary” means a subsidiary (treated for purposes of this definition on a consolidated basis together with its subsidiaries) which meets any of the following conditions:

•	our and our other subsidiaries’ investments in, and advances to, the subsidiary exceed 10% of the consolidated total assets as of the end of the most recently completed fiscal year;

•	our and our other subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10% of the consolidated total assets as of the end of the most recently completed fiscal year; or

•	our and our other subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary exceeds 10% of such consolidated income for the most recently completed fiscal year. (Section 504)

The term “voting stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation; provided that capital stock that carries only a conditional right to vote upon the occurrence of an event shall not be considered voting stock, whether or not such event shall have occurred. (Section 504)

Limitations on Consolidations, Mergers and Sales of Assets

We have agreed under each indenture not to consolidate with or merge into another corporation, or sell other than for cash or lease all or substantially all our assets to another corporation, unless:

•	either L Brands, Inc. is the continuing corporation or the successor corporation (if other than L Brands, Inc.) expressly assumes the obligations of the debt securities (in which case, except in the case of such a lease, we will be discharged from such obligations); and

•	immediately after the merger, consolidation, sale or lease, we or the successor corporation (if other than us) would not be in default in the performance of any covenant or condition of the applicable indenture. (Sections 505 and 1401 of the Senior Debt Indenture and Section 801 of the Subordinated Debt Indenture).

Subordinated Debt

With respect to the subordinated debt securities, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below). Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due will be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities), or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character will be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities) or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any designated senior indebtedness, as such event of default is defined in the instrument creating or evidencing such designated senior indebtedness, permitting the holders of such designated senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of designated senior indebtedness gives written notice of the event of default to the trustee, then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of designated senior indebtedness terminating the blockage period (as defined below), during the period commencing on the date of receipt of such default notice by the trustee and ending 179 days thereafter, neither we nor any other person on our behalf will:

•	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities); or

•	acquire any of the subordinated debt securities for cash, property or otherwise.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the designated senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the representative of such designated senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

“Senior indebtedness” means:

(1)	the principal, including redemption payments, premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed, (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party and (c) guarantees of any of the foregoing;

(2)	all of our capital lease obligations;

(3)	all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(4)	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us; and

(7)	any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and (i) any such other securities to be issued by us in the future that contain express terms, or are issued under a deed, indenture or other instrument, which contains express terms, providing that such securities are subordinate to or rank equal with the subordinated debt securities, (ii) trade accounts payable or accrued liabilities arising in the ordinary course of business and

(iii) indebtedness owed by us to our subsidiaries, which also will rank equally in right of payment and upon liquidation to the subordinated debt securities.

Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee for any of the holders.

“Permitted junior securities” means:

•	our capital stock; or

•	debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to all senior indebtedness and any debt securities issued in exchange for senior indebtedness that are subordinated to substantially the same extent as, or to a greater extent than, the subordinated debt securities are subordinated to the senior indebtedness under the indenture.

“Designated senior indebtedness” means any senior indebtedness the principal amount of which is at least $20.0 million or more at the time we designate such senior indebtedness as designated senior indebtedness in a writing delivered to the trustee.

Subsidiary Guarantees

Each prospectus supplement or term sheet will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates.

If so provided in a prospectus supplement or term sheet, the debt securities issued under the Senior Debt Indenture will be guaranteed (each such guarantee being referred to as a “Senior Subsidiary Guarantee”), on a joint and several senior unsecured basis. If so provided in a prospectus supplement or term sheet, the debt securities issued under the Subordinated Debt Indenture will be guaranteed (each such guarantee being referred to as a “Subordinated Subsidiary Guarantee,” and together with the Senior Subsidiary Guarantee, the “Subsidiary Guarantee”), on a joint and several subordinated unsecured basis. As of the date of this prospectus, the guarantors consist of the following subsidiaries: Bath & Body Works Brand Management, Inc.; Bath & Body Works Direct, Inc.; Bath & Body Works, LLC; beautyAvenues, LLC; Intimate Brands, Inc.; Intimate Brands Holding, LLC; L Brands Direct Fulfillment, Inc.; L Brands Service Company, LLC; L Brands Store Design & Construction, Inc.; La Senza, Inc.; Mast Industries, Inc.; Victoria’s Secret Direct Brand Management, LLC; Victoria’s Secret Stores Brand Management, Inc. and Victoria’s Secret Stores, LLC. The obligations of a guarantor under its Subsidiary Guarantee will be limited to the extent necessary to prevent the obligations of such guarantor under its Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Modification of the Indentures

Each indenture contains provisions permitting us and the trustee, without the consent of the holders of debt securities, to establish, among other things, the form and terms of any series of debt securities issuable under each indenture by one or more supplemental indentures and, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities at the time outstanding of each series which are affected thereby, to modify each indenture or any supplemental indenture or the rights of the holders of the debt securities of such series to be affected, provided that no such modification will:

•

extend the fixed maturity of any debt securities, reduce the rate or extend the time of payment of interest thereon (except for any deferral of interest permitted pursuant to Section 3.01), reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of original issue discount securities payable on any date, change the coin or currency in which principal of or any premium or interest on any debt securities is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each debt security so affected;

•	reduce the aforesaid percentage of debt securities of any series, the consent of the holders of which is required for any such modification or for the waiver of past default in the case of subordinated debt securities, without the consent of the holders of all debt securities of such series then outstanding;

•	with respect to the subordinated debt securities, modify any provision of Section 606, 1302 or Section 506 of the Subordinated Debt Indenture; or

•	modify without the written consent of the trustee the rights, duties or immunities of the trustee. (Sections 1301 and 1302)

Defaults

The Senior Debt Indenture provides that events of default with respect to any series of debt securities will be:

•	default for 30 days in payment of interest upon any debt security of such series;

•	default in payment of principal (other than a sinking fund installment) or premium, if any, on any debt security of such series;

•	default for 30 days in payment of any sinking fund installment when due by the terms of the debt securities of such series;

•	default, for 90 days after notice, in the performance of any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series); and

•	certain events of bankruptcy or insolvency. (Section 601)

The Subordinated Debt Indenture provides that the failure to pay deferred interest on any subordinated debt securities for a period of 30 days after the conclusion of any permitted deferral period constitutes an event of default. (Section 601)

Additional events of default may be applicable to a series of debt securities if so provided in the supplemental indenture or board resolution applicable to such series. The prospectus supplement will describe any such additional events of default. If an event of default with respect to debt securities of any series should occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding may declare each debt security of that series due and payable. (Section 602) We will be required to file annually with the trustee a statement of an officer as to the fulfillment of our obligations under the indenture during the preceding year. (Section 506 of the Senior Debt Indenture and Section 505 of the Subordinated Debt Indenture)

No event of default with respect to a single series of debt securities issued under each indenture (and under or pursuant to any supplemental indenture or board resolution) necessarily constitutes an event of default with respect to any other series of debt securities. (Section 602)

Satisfaction and Discharge of the Indentures

At our request, an indenture will be cancelled by the trustee and the guarantees will be discharged if all sums due to the trustee under such indenture have been paid in full and:

•	all debt securities previously issued under such indenture have been cancelled or delivered to the trustee for cancellation;

•	the principal of, and premium, if any, and the amounts due upon conversion or exchange of, if applicable, and interest on, all debt securities issued under such indenture then outstanding have been paid in full; or

•	funds have been deposited with the trustee at the maturity of the debt securities sufficient to pay in full the principal of, and premium, if any, and interest on all debt securities then outstanding. (Sections 1101 and 1102)

Defeasance

If so described in a prospectus supplement relating to debt securities of a specific series, we may discharge our indebtedness and obligations, together with the obligations of the guarantors, or terminate certain of our obligations under the relevant indenture with respect to the debt securities of such series by depositing funds or obligations issued or guaranteed by the United States with the trustee. (Sections 1103 and 1104)

Concerning the Trustee

U.S. Bank National Association will be the trustee under each indenture. We have and may from time to time in the future have banking relationships with the trustee in the ordinary course of business. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Subject to the terms of each indenture, the holders of a majority in principal amount of the securities issued and outstanding under each indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee.

In case an event of default occurs, and is continuing under either indenture and is actually known to a responsible officer of the trustee, the trustee will exercise such of the rights and powers vested in it by the applicable indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under either indenture at the request of any of the holders of securities issued under such indenture (including the subordinated debt securities) unless they will have offered to the trustee security and indemnity satisfactory to it.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect to which this prospectus is being delivered:

•	the title and aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	if applicable, the provisions for changes to or adjustments in the exercise price of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the purchase contracts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any purchase contracts that we may offer under this prospectus, we will describe the particular terms of any purchase contracts in more detail in the applicable prospectus supplement. The terms of any purchase contracts offered under a prospectus supplement may differ from the terms described below.

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either one or more of the indentures.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, shares of preferred stock and shares of common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities, separately or together in units, in several ways, including:

•	through underwriters or dealers;

•	through agents; or

•	directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, the proceeds to L Brands, Inc. from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any underwriters, broker-dealers and agents that participate in the distribution of such securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended (the “Act”). Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Act. We anticipate that any underwriting agreement pertaining to any such securities will:

•	entitle the underwriters to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

•	provide that the obligations of the underwriters will be subject to certain conditions precedent; and

•	provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

Securities also may be offered directly by us or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Our common stock is listed on the New York Stock Exchange under the symbol “LB.”

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in or engage in stabilization activities for the securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Act, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered by this prospectus will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements of L Brands, Inc. appearing in L Brands, Inc.’s Annual Report (Form 10-K) for the year ended January 31, 2015 (including schedules appearing therein), and the effectiveness of L Brands, Inc.’s internal control over financial reporting as of January 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of L Brands, Inc. and subsidiaries for the thirty-nine week periods ended October 31, 2015 and November 1, 2014, all of which are incorporated by reference into this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated December 4, 2015 and December 5, 2014, respectively, included in the L Brands, Inc. Quarterly Reports on Form 10-Q for the periods then ended, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the Registrants in connection with the sale of the securities being registered hereby.

	Amount to be Paid
SEC registration fee		$(1)
FINRA filing fees		(2)
Printing		(2)
Legal fees and expenses (including Blue Sky fees)		(2)
Trustee fees		(2)
Rating agency fees		(2)
Transfer agent and registrar fees		(2)
Accounting fees and expenses		(2)
Miscellaneous		(2)

TOTAL		$(2)

(1)	Deferred in reliance upon Rule 456(b) and Rule 457(r).
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

We are a Delaware corporation. Section 102(b)(7) of the DGCL enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Restated Certificate of Incorporation of L Brands includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of L Brands’ directors to L Brands or its stockholders for monetary damages for breach of fiduciary as director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, L Brands’ Amended and Restated Bylaws provide that every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was serving as a director or officer of L Brands or is or was serving at the request of L Brands as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a member of any committee or similar body, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses (including attorney’s fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by L Brands in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by L Brands as authorized by the relevant sections of the DGCL.

The proposed form of Terms Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of directors and officers of the Registrants by the underwriters against certain liabilities.

Item 16.	Exhibits

See Exhibit Index.

Item 17.	Undertakings

Each undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(f)	The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the L Brands’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 29, 2016.

L BRANDS, INC.

By:	/s/ Stuart B. Burgdoerfer
	Name:	Stuart B. Burgdoerfer
	Title:	Executive Vice President and Chief Financial Officer
(Mr. Burgdoerfer is the principal financial officer and the principal accounting officer and has been duly authorized to sign on behalf of the Registrant)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 29, 2016
Leslie H. Wexner

/s/ Stuart B. Burgdoerfer	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 29, 2016
Stuart B. Burgdoerfer

*	Director	January 29, 2016
E. Gordon Gee

*	Director	January 29, 2016
Dennis S. Hersch

*	Director	January 29, 2016
Donna A. James

*	Director	January 29, 2016
David T. Kollat

*	Director	January 29, 2016
William R. Loomis, Jr.

*	Director	January 29, 2016
Jeffrey H. Miro

*	Director	January 29, 2016
Michael G. Morris

Signature	Title	Date

*	Director	January 29, 2016
Stephen D. Steinour

*	Director	January 29, 2016
Allan R. Tessler

*	Director	January 29, 2016
Abigail S. Wexner

*	Director	January 29, 2016
Raymond Zimmerman

* By /s/ Stuart B. Burgdoerfer
Attorney-in-Fact

GUARANTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 29, 2016.

BATH & BODY WORKS BRAND MANAGEMENT, INC.

BATH & BODY WORKS DIRECT, INC.

INTIMATE BRANDS, INC.

L BRANDS DIRECT FULFILLMENT, INC.

L BRANDS STORE DESIGN & CONSTRUCTION, INC.

LA SENZA, INC.

MAST INDUSTRIES, INC.

VICTORIA’S SECRET STORES

BRAND MANAGEMENT, INC.

By:	/s/ Stuart B. Burgdoerfer
	Name:	Stuart B. Burgdoerfer
	Title:	Principal Financial Officer, Principal Accounting Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie H. Wexner, Stuart B. Burgdoerfer and Timothy J. Faber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie H. Wexner	Principal Executive Officer	January 29, 2016
Leslie H. Wexner

/s/ Stuart B. Burgdoerfer	Principal Financial Officer, Principal Accounting Officer and Director	January 29, 2016
Stuart B. Burgdoerfer

/s/ Shelley Milano	Director	January 29, 2016
Shelley Milano

GUARANTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 29, 2016.

BATH & BODY WORKS, LLC VICTORIA’S SECRET STORES, LLC

By:	RETAIL STORE OPERATIONS, INC., its sole member

By:	/s/ Stuart B. Burgdoerfer
	Name:	Stuart B. Burgdoerfer
	Title:	Principal Financial Officer, Principal Accounting Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie H. Wexner, Stuart B. Burgdoerfer and Timothy J. Faber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie H. Wexner	Principal Executive Officer	January 29, 2016
Leslie H. Wexner

/s/ Stuart B. Burgdoerfer	Principal Financial Officer, Principal Accounting Officer and Director	January 29, 2016
Stuart B. Burgdoerfer

/s/ Shelley Milano	Director	January 29, 2016
Shelley Milano

GUARANTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 29, 2016.

VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC

By:	VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC., its sole member

By:	/s/ Stuart B. Burgdoerfer
	Name:	Stuart B. Burgdoerfer
	Title:	Principal Financial Officer, Principal Accounting Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie H. Wexner, Stuart B. Burgdoerfer and Timothy J. Faber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie H. Wexner	Principal Executive Officer	January 29, 2016
Leslie H. Wexner

/s/ Stuart B. Burgdoerfer	Principal Financial Officer, Principal Accounting Officer and Director	January 29, 2016
Stuart B. Burgdoerfer

/s/ Shelley Milano	Director	January 29, 2016
Shelley Milano

GUARANTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 29, 2016.

BEAUTYAVENUES, LLC

By:	MAST INDUSTRIES, INC., its sole member

By:	/s/ Stuart B. Burgdoerfer
	Name:	Stuart B. Burgdoerfer
	Title:	Principal Financial Officer, Principal Accounting Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie H. Wexner, Stuart B. Burgdoerfer and Timothy J. Faber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie H. Wexner	Principal Executive Officer	January 29, 2016
Leslie H. Wexner

/s/ Stuart B. Burgdoerfer	Principal Financial Officer, Principal Accounting Officer and Director	January 29, 2016
Stuart B. Burgdoerfer

/s/ Shelley Milano	Director	January 29, 2016
Shelley Milano

GUARANTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 29, 2016.

L BRANDS SERVICE COMPANY, LLC INTIMATE BRANDS HOLDING, LLC

By:	INTIMATE BRANDS, INC., manager

By:	/s/ Stuart B. Burgdoerfer
	Name:	Stuart B. Burgdoerfer
	Title:	Principal Financial Officer, Principal Accounting Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie H. Wexner, Stuart B. Burgdoerfer and Timothy J. Faber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie H. Wexner	Principal Executive Officer	January 29, 2016
Leslie H. Wexner

/s/ Stuart B. Burgdoerfer	Principal Financial Officer, Principal Accounting Officer and Director	January 29, 2016
Stuart B. Burgdoerfer

/s/ Shelley Milano	Director	January 29, 2016
Shelley Milano

EXHIBIT INDEX

Exhibit No.	Document

1.1	Proposed form of Terms Agreement (including Annex A thereto) which constitutes the Underwriting Agreement for Debt Securities and Warrants to purchase Debt Securities, incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-3 (Reg. No. 333-170406) filed November 5, 2010

1.2**	Proposed form of Underwriting Agreement for Securities other than Debt Securities and Warrants to purchase Debt Securities

4.1	Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K dated February 1, 2014

4.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K dated March 22, 2013

4.3**	Form of Deposit Agreement

4.4**	Form of Deposit Receipt

4.5*	Form of Senior Debt Indenture between the Company and U.S. Bank National Association

4.6**	Form of Senior Note

4.7*	Form of Subordinated Debt Indenture between the Company and U.S. Bank National Association

4.8**	Form of Subordinated Note

4.9	Form of Warrant Agreement for warrants sold attached to Debt Securities, with form of Warrant Certificate attached as Exhibit A thereto, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Reg. No. 33-53366) filed October 16, 1992

4.10	Form of Warrant Agreement for warrants sold alone, with form of Warrant Certificate attached as Exhibit A thereto, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (Reg. No. 33-53366) filed October 16, 1992

4.11**	Form of Purchase Contract

4.12**	Form of Unit Agreement

5.1*	Opinion of Davis Polk & Wardwell LLP

12.1*	Computation of Ratios of Earnings to Fixed Charges

15.1*	Letter of Awareness from Ernst & Young LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Davis Polk & Wardwell LLP (included in opinion filed herewith as Exhibit 5.1)

24.1*	Powers of Attorney of the Company

24.2*	Powers of Attorney of the Guarantors (included on signature pages)

25.1*	Form T-1 Statement of Eligibility of Trustee for the form of Senior Debt Indenture

25.2*	Form T-1 Statement of Eligibility of Trustee for the form of Subordinated Debt Indenture

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by referenced herein.